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                                                                   EXHIBIT 10.3

                                                               EXECUTION VERSION

            SECOND AMENDED AND RESTATED INTERCOMPANY PROMISSORY NOTE

$43,000,000                                                        July 12, 2004

      FOR VALUE RECEIVED, LOVELACE SANDIA HEALTH SYSTEM, INC. (formerly known as Lovelace Health Systems, Inc. and as successor in interest to AHS Albuquerque Regional Medical Center LLC), a New Mexico corporation (together its successors and permitted assignees, the "Company"), promises to pay to the order of ARDENT MEDICAL SERVICES, INC. (as successor in interest to Ardent Health Services, Inc.), a Delaware corporation (the "Holder"), the Principal Sum (defined below), together with interest thereon as set forth below.

      WHEREAS, the Company was indebted to the Holder (as successor to Ardent Health Services, Inc.) under the terms of that certain Amended and Restated Intercompany Promissory Note dated October 1, 2003 with a stated principal amount equal to $70,000,000 the ("Existing Note"); and

      WHEREAS the Company and the Holder desire to amend and restate the Existing Note to reflect a new stated principal amount equal to $43,000,000.

1. Definitions. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. For purposes of this Second Amended and Restated Intercompany Promissory Note (this "Note"), the following terms shall have the meanings specified below:

      (a) "Credit Agreement" shall mean that Credit Agreement dated as of August 19, 2003 by and among the Ardent Health Services, Inc., as borrower, Holder and the other guarantors identified therein, the lenders identified therein and Bank One, NA, as administrative agent (together with its successors and assigns, the "Administrative Agent"), as the same may be amended, modified, supplemented, extended, increased, refinanced, restated or replaced from time to time.

      (b) "Default Rate" shall mean an interest rate equal to the interest rate required by Section 2(a) plus two percent per annum.

      (c) "Intercompany Security Documents" means any security agreement, pledge, mortgage, deed of trust, or other security document executed by the Company in favor of the Holder, as amended or modified in accordance with the terms of the Credit Agreement.

      (d)   "Maturity Date" shall have the meaning assigned to such term in
Section 3 hereof.

      (e) "Obligations" shall have the meaning assigned to such term in the Credit Agreement.

      (f)   "Principal Sum" means $43,000,000.

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      (g)   "Responsible Officer" means the chief executive officer, president, chief financial officer controller, or treasurer of the Company.

      (h) "Secured Obligations" has the meaning set forth in the Intercreditor and Subordination Agreement

2. Interest. (a) Interest shall accrue on the Principal Sum from the date hereof at the rate equal to the greater of (a) Base Rate plus four percent (4.0%) per annum, and (b) six percent (6.0%) per annum (each calculated on the basis of a 365 day year). Interest shall be due and payable on demand.

      (b) Upon the occurrence and during the continuation of an Event of Default, interest on the Principal Sum shall accrue at the Default Rate to the fullest extent permitted by law.

3. Maturity Date. The Principal Sum plus all accrued interest shall be due and payable on the later of (a) November 19, 2008, and (b) 30 days after the date all Obligations under the Credit Agreement (other than contingent indemnity obligations that expressly survive termination of the Credit Agreement) are satisfied in cash in full and all Commitments thereunder have been terminated, unless accelerated sooner pursuant to Section 6 (the applicable date being referred to herein as the "Maturity Date"). The Principal Sum shall not be subject to any scheduled amortization installments.

4. Prepayments. Subject to Section 6, the Company shall not make, and the Holder shall not accept, any prepayment (voluntary or mandatory) prior to the Maturity Date.

5. Events of Default. The occurrence of any of the following events shall constitute an Event of Default (each "Event of Default"):

      (a) the Company shall fail to pay within five (5) days of when required to be paid herein, any principal, interest or other amounts under this Note; or

      (b) the Company shall fail to perform or observe any covenant or agreement contained in this Note or in any Intercompany Security Document on its part to be performed or observed and such failure continues for thirty days after the earlier of a Responsible Officer of the Company becoming aware of such default or notice thereof by the Collateral Agent; or

      (c) the occurrence of an "Event of Default"' under, and as defined in, the Credit Agreement, the effect of which is to cause the "Obligations" (as defined in the Credit Agreement) to be accelerated, demanded due or to otherwise become due and payable.

6. Remedies. Upon the occurrence of an Event of Default, the Holder may take any or all of the following actions:

            (a) declare the Principal Sum and all accrued interest to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

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            (b)   exercise all rights and remedies available to it under the
      Intercompany Security Documents or applicable law;

      provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the Principal Sum and all accrued interest shall automatically become due and payable, in each case without further act of the Holder.

7. Assignment. The Holder will, immediately upon receipt of this Note, grant a security interest in, and collateral assign, all of its rights and benefits under this Note to the Collateral Agent as collateral security for the Secured Obligations. The Holder may not assign this Note, in whole or in part, to any other party without the consent of the Collateral Agent (and any purported assignment or transfer without such consent shall be void). The Company may not assign this Note, in whole or in part, to any party without the consent of the Collateral Agent (and any purported assignment or transfer without such consent shall be void).

8. Amendments. This Note may not be amended, waived, modified or supplemented without the prior written consent of the Company and the Collateral Agent.

9. Third Party Beneficiary Rights. The holders of the Secured Obligations have made loans and other extensions of credit to the Holder in reliance on the provisions of this Note, including, without limitation, the provisions of Sections 4, 5, 6 and 7. The holders of the Secured Obligations are third party beneficiaries of this Note including, without limitation, the provisions of Sections 4, 5, 6 and 7. Accordingly, the Collateral Agent shall be entitled to enforce the provisions of this Note including, without limitation, the provisions of Sections 4, 5, 6 and 7, against the Holder and/or the Company.

10. Interest Rate Limitations. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be refunded to the Company.

11. Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

12. Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

13. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New Mexico (other than the conflicts of law principles thereof). Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in

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respect of any litigation directly or indirectly arising out of, under or in connection with this Note.

14. Applicable Law Limitations. The Principal Sum may be reduced at any time prior to the Maturity Date by the minimum amount necessary to maintain the Company's compliance with minimum net worth or other applicable solvency requirements set forth in Chapter 59A NMSA 1978 or the regulations promulgated thereunder. The Company will provide Holder with written notice of such reduction within five (5) Business Days after it occurs, and shall include an explanation regarding the reasons for the reduction and its anticipated duration.

15. No Novation. The principal amount of this Note includes the indebtedness heretofore evidenced by the Existing Note. This Note (i) merely re-evidences the indebtedness heretofore evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Note and (iii) is in no way intended to constitute a novation of the Company's indebtedness which was evidenced by the Existing Note.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first above written.

                             LOVELACE SANDIA HEALTH SYSTEM, INC.,
                             as the Company

                             By: /s/ R. Dirk Allison
                                 -------------------------------
                             Name: R. Dirk Allison
                             Title: Senior Vice President

ACKNOWLEDGED AND AGREED:

ARDENT MEDICAL SERVICES, INC.,
as the Holder

By: /s/ R. Dirk Allison
    ----------------------------------
Name:  R. Dirk Allison
Title: Senior Vice President

BANK ONE, NA,
as Collateral Agent

By: /s/ Timothy K. Boyle
    ----------------------------------
Name:  Timothy K. Boyle
Title: First Vice President

            Second Amended and Restated Intercompany Promissory Note